EXHIBIT 99.1


CONTACT:        Linda J. Wachner                          Lawrence A. Rand
                212-370-8204                              Kekst and Company
                                                          212-521-4800

                William
                S. Finkelstein
                212-370-8267

                                                         FOR IMMEDIATE RELEASE
                                                         ---------------------
            WARNACO COMPLETES ACQUISITION OF DESIGNER HOLDINGS LTD.
            -------------------------------------------------------

NEW YORK, NEW YORK, December 12, 1997 -- The Warnaco Group, Inc. (NYSE:WAC) announced today that it has completed its previously announced acquisition of Designer Holdings Ltd.

The acquisition of Designer Holdings by Warnaco was approved by shareholders of both companies at special meetings today. Under the terms of the transaction, Designer Holdings shareholders will receive .324 of a share of Warnaco stock for each Designer Holdings share they owned.

The Warnaco Group, Inc. headquartered in New York, is a leading manufacturer of intimate apparel, menswear, and accessories sold under such brands as Warmers (Registered Trademark), Olga (Registered Trademark), Valentino Intimo (Registered Trademark), Marilyn Monroe (Registered Trademark), Fruit of the Loom (Registered Trademark) bras, Van Raalte (Registered Trademark), Lejaby (Registered Trademark), Bodyslimmers (Registered Trademark), Chaps by Ralph Lauren (Registered Trademark) and Calvin Klein (Registered Trademark) men's and women's underwear, men's accessories, and men's, women's and junior women's jeans.